                                                                    Exhibit 99.2

SKILLSOFT CORPORATION

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the Year Ended January 31, 2001

Amounts in thousands, except share and per share data


                                                                    HISTORICAL
                                                           SKILLSOFT          BOOKS24X7
                                                         FOR THE YEAR       FOR THE YEAR
                                                       ENDED JANUARY 31,   ENDED DECEMBER        PRO FORMA          PRO FORMA
                                                             2001             31, 2000          ADJUSTMENTS          COMBINED
                                                       -----------------   --------------      --------------      ------------

Revenues                                                 $     19,297       $      1,491       $         --        $     20,788

Cost of Revenues                                                1,506                114                 --               1,620
                                                         ------------       ------------       --------------      ------------

         Gross profit                                          17,791              1,377                 --              19,168
                                                         ------------       ------------       --------------      ------------

Operating Expenses:
   Research and development                                    14,047              1,118                 --              15,165
   Selling and marketing                                       20,946              2,015                 --              22,961
   General and administrative                                   5,776              3,015                 --               8,791
   Amortization of deferred stock-based
     compensation and intangible assets                           814               --                    325 A           1,826
                                                                                                          687 C
                                                         ------------       ------------       --------------      ------------

         Total operating expenses                              41,583              6,148                1,012            48,743
                                                         ------------       ------------       --------------      ------------

         Operating loss                                       (23,792)            (4,771)              (1,012)          (29,575)

Interest Income (Expense), net                                  1,832             (1,480)                (429)B             (77)
                                                         ------------       ------------       --------------      ------------

         Net loss                                             (21,960)            (6,251)              (1,441)          (29,652)

Accretion of Series D and E Redeemable
Convertible Preferred Stock                                      --                  194                 (194)D            --
                                                         ------------       ------------       --------------      ------------

         Net loss attributable to common
         stockholders                                    $    (21,960)      $     (6,445)      $       (1,247)     $    (29,652)
                                                         ============       ============       ==============      ============

Net Loss Attributable to Common Stockholders per
Share:

   Basic and diluted                                     $      (1.73)      $       (17.07)                        $      (2.18)
                                                         ============       ==============                         ============

Weighted Average Shares Outstanding:
   Basic and diluted                                       12,667,790            377,560              576,975 E      13,622,325
                                                         ============       ============       ==============      ============


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
SKILLSOFT CORPORATION

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the Nine Months Ended October 31, 2001

Amounts in thousands, except share and per share data

                                                                   HISTORICAL
                                                          SKILLSOFT          BOOKS24X7
                                                        FOR THE NINE       FOR THE NINE
                                                        MONTHS ENDED           MONTHS
                                                          OCTOBER 31,     ENDED SEPTEMBER       PRO FORMA         PRO FORMA
                                                             2001             30, 2001         ADJUSTMENTS         COMBINED
                                                        -------------     ---------------      -----------      ------------

Revenues                                                 $     29,048       $      3,333       $      --        $     32,381

Cost of Revenues                                                1,645                461              --               2,106
                                                         ------------       ------------       -----------      ------------

         Gross profit                                          27,403              2,872              --              30,275
                                                         ------------       ------------       -----------      ------------

Operating Expenses:
   Research and development                                    13,485              2,876              --              16,361
   Selling and marketing                                       20,113              3,253              --              23,366
   General and administrative                                   5,176              3,866              --               9,042
   Amortization of deferred stock-based
     compensation and intangible assets                           552               --                 244 A           1,311
                                                                                                       515 C
                                                         ------------       ------------       -----------      ------------

         Total operating expenses                              39,326              9,995               759            50,080
                                                         ------------       ------------       -----------      ------------

         Operating loss                                       (11,923)            (7,123)             (759)          (19,805)

Interest Income (Expense), net                                  1,358               (714)             (322)B             322
                                                         ------------       ------------       -----------      ------------

         Net loss                                             (10,565)            (7,837)           (1,081)          (19,483)

Accretion of Series D and E Redeemable
Convertible Preferred Stock                                      --                  423              (423)D            --
                                                         ------------       ------------       -----------      ------------

         Net loss attributable to common
         stockholders                                    $    (10,565)      $     (8,260)      $      (658)     $    (19,483)
                                                         ============       ============       ===========      ============

Net Loss Attributable to Common Stockholders per
Share:

   Basic and diluted                                     $      (0.74)      $     (21.04)                       $      (1.27)
                                                         ============       ============                        ============

Weighted Average Shares Outstanding:
   Basic and diluted                                       14,338,417            392,560         561,975 E        15,292,952
                                                         ============       ============       ===========      ============

SKILLSOFT CORPORATION

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of October 31, 2001

Amounts in thousands, except per share data

                                                             HISTORICAL
                                                      SKILLSOFT      BOOKS24X7
                                                        AS OF          AS OF
                                                       OCTOBER       SEPTEMBER        PRO FORMA         PRO FORMA
                                                      31, 2001        30, 2001       ADJUSTMENTS         COMBINED
                                                      ---------      ---------       ------------       ---------

Current Assets:
   Cash and cash equivalents                          $  45,113      $     471       $   (5,725)I       $  39,285
                                                                                           (574)J
   Short-term investments                                29,491           --                 --            29,491
   Accounts receivable, net                              12,549            790               --            13,339
   Prepaid expenses and other current assets              1,507           --                 --             1,507
                                                      ---------      ---------       ------------       ---------

         Total current assets                            88,660          1,261             (6,299)         83,622

Property and Equipment, net                               2,494            295               --             2,789
Long-term Investments                                    12,972           --                 --            12,972
Other Assets                                                 28           --                 --                28
Intangible Assets                                          --             --              2,000 F           2,000
Goodwill                                                   --             --             42,071 G          42,071
                                                      ---------      ---------       ------------       ---------

                                                      $ 104,154      $   1,556       $     37,772       $ 143,482
                                                      =========      =========       ============       =========

Current Liabilities:
   Notes payable to bank, net of discount             $    --        $     574            $(574)J       $    --
   Accounts payable                                       1,619          3,228               --             4,847
   Accrued expenses                                       6,233          2,093              887 I          11,016
                                                                                          1,803 I

   Deferred revenue                                      13,805          2,131             (213)I          15,723
   Advances from customers                                 --               89               --                89
                                                      ---------      ---------       ------------       ---------

         Total current liabilities                       21,657          8,115              1,903          31,675
                                                      ---------      ---------       ------------       ---------

Redeemable Convertible Preferred Stock                     --           15,132          (15,132)K            --
                                                      ---------      ---------       ------------       ---------

Stockholders' Equity (Deficit):
   Convertible preferred stock                             --                1               (1)K            --
   Common stock                                              16              4               (4)K              17
                                                                                              1 I
   Additional paid-in capital                           148,395          2,624           (2,624)K         179,456
                                                                                         29,309 I
                                                                                          1,752 H

   Accumulated deficit                                  (64,570)       (24,320)          24,320 K         (64,570)
   Deferred compensation                                 (1,052)          --             (1,752)H          (2,804)
   Notes receivable from stockholders                      (338)          --                 --              (338)
   Cumulative translation adjustment                         46           --                 --                46
                                                      ---------      ---------       ------------       ---------

         Total stockholders' equity (deficit)            82,497        (21,691)            51,001         111,807
                                                      ---------      ---------       ------------       ---------

                                                      $ 104,154      $   1,556       $     37,772       $ 143,482
                                                      =========      =========       ============       =========

SKILLSOFT CORPORATION

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
Information



(1) INTRODUCTION TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         On December 28, 2001, SkillSoft Corporation (SkillSoft) completed its acquisition of Books24x7.com, Inc. (Books24x7), by means of a merger of BTF Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of SkillSoft, with and into Books24x7 pursuant to an Agreement and Plan of Merger dated as of December 6, 2001 (the Merger). Books24x7 is a provider of technology, content and integration services for the delivery of reference content via the Web.

         Upon the effective time of the Merger on December 28, 2001, SkillSoft issued an aggregate of 954,535 shares of SkillSoft common stock, par value $0.001 per share, and approximately $5,725,000 in cash in exchange for all of the outstanding capital stock of Books24x7. Immediately prior to the effective time of the merger, all outstanding shares of Books24x7 redeemable convertible preferred stock and convertible preferred stock converted to Books24x7 common stock. Pursuant to the terms of the merger agreement, at the effective time of the Merger, each outstanding share of Books24x7 common stock converted into either the right to receive approximately 0.083 shares of SkillSoft common stock or the right to receive $1.99 in cash.

         In accordance with the terms of the merger agreement and an escrow agreement, 95,454 shares of SkillSoft Common Stock and approximately $433,536 in cash have been placed in an escrow account to secure certain indemnification obligations of Books24x7 under the merger agreement. These amounts have been treated as issued and paid in the accompanying unaudited pro forma combined condensed consolidated balance sheet.

         The purchase price and terms for the transaction were determined in arms-length negotiations. The acquisition of Books24x7 is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The aggregate purchase price for Books24x7 was approximately $37.5 million, consisting of $5.7 million in cash, $22.9 million related to the value of 954,535 shares of SkillSoft common stock, $6.4 million related to the assumption of stock options, $0.9 million for acquisition related fees and expenses, and $1.8 million of accrued severance and lease exit costs, offset by a $0.2 million reduction in the fair value of the acquired deferred revenue. The Books24x7 acquisition has been accounted for as a purchase in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and accordingly, the purchase price has been allocated to the assets and liabilities of Books24x7 based on their fair value.

         As part of the Merger, SkillSoft management intends to exit certain activities of Books24x7, and has accrued such exit costs in accordance with Emerging Issues Task Force (EITF) Issue No. 95-3. This has resulted in an accrual of $1.8 million, consisting of $1.5 million of employee severance and $0.3 million of lease exit costs.

         As part of the Merger, SkillSoft assumed options to purchase an aggregate of 341,557 shares of SkillSoft common stock, which were valued at $8.1 million using the Black-Scholes option pricing model. In calculating the purchase price, this value was reduced by the recorded amount of deferred stock-based compensation related

SKILLSOFT CORPORATION

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
Information



         to the intrinsic value of unvested options assumed. Deferred stock-based compensation totaled $1.7 million, and was calculated as the difference between the exercise price of the options assumed and the fair value of the underlying common stock, for all unvested options.

         As part of the purchase price allocation, all intangible assets that are a part of the acquisition were identified and valued by an independent appraiser. It was determined that customer contracts, internally developed software, and trademark and trade name had value.

         As a result, the company allocated approximately $500,000, $600,000 and $900,000 to customer contracts, internally developed software, and trademark and trade name, respectively. Customer contracts represents the present value of future income associated with existing customer relationships. Customer contracts is expected to be amortized over a period of four years, representing its useful life. Internally developed software represents technology and know-how related to Books24x7's content production tools, Web site application and hosting environment. Internally developed technology was valued by considering the cost of replacing the software by constructing an asset of equivalent utility. It is expected to be amortized over a period of three years, representing its useful life. Trademark and trade name representing the Books24x7 brand name was valued by considering the present value of future income related to the asset, and was determined to have an indefinite useful life.

         The excess of the purchase price over the fair value of identified tangible and intangible net assets of approximately $42.1 million will be allocated to goodwill. Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and trademark and trade name will not be amortized to expense, but will instead be subject to an impairment test on at least an annual basis.

         Based on the timing of the closing of the transaction and the finalization of the integration plans and other factors, the final purchase adjustments may differ materially from those presented in the pro forma financial information. The effect of the adjustments on the results of operations will depend on the nature and amount of assets or liabilities adjusted.

(2)      BASIS OF PRESENTATION

         The unaudited pro forma combined condensed consolidated statements of operations for the year ended January 31, 2001 and the nine months ended October 31, 2001 give effect to the acquisition as if the transaction had occurred at the beginning of fiscal 2001. The unaudited pro forma combined condensed consolidated balance sheet as of October 31, 2001 gives effect to the acquisition as if it had occurred on October 31, 2001. The estimated purchase price of the acquisition is $37.5 million, which is composed of $5.7 million in cash; the issuance of stock in the amount of $22.9 million; the assumption of options valued at $6.4 million; $0.9 million in acquisition related fees and expenses; and $1.8 million of accrued severance and lease exit costs; offset by a $0.2 million reduction in the fair value of acquired deferred revenue. Below is a table of the estimated purchase price allocation as of October 31, 2001. The purchase price allocation is subject to further change based on final integration plans and final valuations and appraisals.

SKILLSOFT CORPORATION

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
Information



         The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Books24x7.com occurred at the beginning of fiscal 2001.

              Purchase price allocation as of October 31, 2001
              (in thousands):
                 Net liability of Books24x7 assumed              $ (6,559)
                 Customer contracts                                   500
                 Internally developed software                        600
                 Trademark and trade name                             900
                 Goodwill                                          42,071
                                                                 --------

                       Total                                     $ 37,512
                                                                 ========

(3)      PRO FORMA ADJUSTMENTS

         STATEMENTS OF OPERATIONS

         Adjustments to record the acquisition of Books24x7 as if it had happened at the beginning of the fiscal year ended January 31, 2001 (all amounts in thousands, except share data):

                                                                                  NINE MONTHS
                                                                   YEAR ENDED        ENDED
                                                                   JANUARY 31,    OCTOBER 31,
                                                                      2001            2001
                                                                   -----------    -----------

              A    Gives effect to the amortization of
                      customer contracts                            $    125        $     94
                   Gives effect to the amortization of
                      internally developed software                      200             150
                                                                    --------        --------

                                                                         325             244
                                                                    --------        --------

              B    Gives effect to a reduction in interest
                   income related to the utilization of
                   $5,725 in cash for the acquisition at
                   the beginning of fiscal 2001                          429             322

              C    Gives effect to the amortization of
                   deferred stock-based compensation
                   associated with unvested stock options
                   assumed by SkillSoft                                  687             515

              D    To eliminate accretion on Books24x7
                   preferred stock                                       194             423

SKILLSOFT CORPORATION

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
Information



              E    To record the increase in Books24x7
                   shares to reflect the equivalent number
                   of SkillSoft shares issued upon
                   consummation of the acquisition (excludes
                   stock options assumed) - assumed
                   outstanding for the entire period
                   presented                                         576,975         561,975

         BALANCE SHEET

         Adjustments to record the acquisition of Books24x7 as if it had happened as of October 31, 2001 (all amounts in thousands):

              F   To record customer contracts                       $    500
                  To record internally developed software                 600
                  To record trademark and trade name                      900
                                                                     --------

                           Total intangible assets                      2,000
                                                                     --------

              G   To record goodwill                                   42,071

              H   To record deferred stock-based
                  compensation associated with unvested
                  stock options assumed by SkillSoft                    1,752

              I   To record purchase price:
                    Cash paid                                           5,725
                    Issuance of stock                                  22,934
                    Assumption of stock options                         6,376
                    Accrual of estimated acquisition fees                 887
                    Accrual of severance and lease exit costs           1,803
                    Adjustment to fair value of acquired
                      deferred revenue                                   (213)
                                                                     --------

                                                                       37,512
                                                                     --------

              J   To record the payoff of Books24x7's
                  note payable to bank                                    574

              K   To eliminate Books24x7 redeemable
                  convertible preferred stock and
                  stockholders' deficit on
                  October 31, 2001:
                    Redeemable convertible preferred stock            (15,132)
                    Convertible preferred stock                            (1)
                    Common stock                                           (4)
                    Additional paid in capital                         (2,624)
                    Accumulated deficit                                24,320



7